UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 5, 2006 (December 29, 2005)

OMNI U.S.A., INC.

(Exact Name of Registrant as Specified in Charter)

Nevada

(State of Other Jurisdiction of Incorporation)

0-17493	88-0237223
(Commission File Number)	(I.R.S. Employer Identification Number)

2236 Rutherford Road, Suite 107 -
Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

(760) 929-7500

(Registrant’s Telephone Number, Including Area Code)

7502 Mesa Road, Houston, Texas 77028

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

SIGNATURE
Exhibit Index
Press Release

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Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On December 29, 2005, Omni U.S.A., Inc., a Nevada corporation (“we” or “Omni”), our wholly-owned subsidiary Omni Merger Sub, Inc., a Michigan corporation (“Merger Sub”), Jeffrey Daniel and Edward Daniel entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Brendan Technologies, Inc., a Michigan corporation (“Brendan”), pursuant to which Merger Sub was merged with and into Brendan and Brendan became the surviving corporation in the merger and a wholly-owned subsidiary of Omni (the “Merger”). Brendan continued its corporate existence under the laws of the State of Michigan. The terms of the Merger were negotiated on an arm’s length basis between Omni and Brendan.

Concurrently with the merger, 4,754,709 shares of Brendan common stock outstanding immediately before the Merger were converted into 19,018,836 shares of Omni common stock, a four for one ratio. Also concurrently with the merger, (i) 4,679,053 shares of Omni common stock were issued to the holders of Brendan Senior and Bridge Notes totaling $2,853,085 in aggregate principal and interest, a conversion rate of 1.64 shares per $1.00 under such debt; (ii) 250,000 shares of Omni common stock were issued to another Brendan note holder in exchange for a note with a principal balance of $125,000; and (iii) 900,000 shares of Omni common stock was issued to a consultant and as payment for outstanding indebtedness.

Common stock options and warrants exercisable into 973,500 shares of Brendan before the Merger are non exercisable for 3,894,000 common shares of Omni. The exercise price of the Omni stock options and warrants will be 25% of the exercise price of the Brendan stock options and warrants.

At the effective time of the merger, Omni appointed John Dunn II, Lowell Giffhorn, Theo Vermaelen and Steven Eisold to the Omni Board of Directors, and Jeffrey Daniel, Craig Daniel, Kevin Guan and Didi Duan resigned from the Omni Board of Directors. In addition, John Dunn II was appointed Chairman of the Board, President, Chief Executive Officer and Chief Technical Officer; Lowell Giffhorn was appointed Vice President and Chief Financial Officer; and George Dunn was appointed Vice President, Secretary and Chief Operating Officer of Omni. Jeffrey Daniel and Craig Daniel resigned from their positions as officers of Omni.

Concurrent with entering into the Merger Agreement, on December 29, 2005, we entered into a Stock Purchase Agreement (“Stock Purchase Agreement”) with Jeffrey K. Daniel, Craig L. Daniel and Edward Daniel (the “Daniels”) pursuant to which we sold to the Daniels all of the issued and outstanding shares of capital stock (the “Subsidiary Shares”)of Omni U.S.A., Inc., a Washington corporation (“Omni-Washington”) and Butler Products Corporation (“Butler”), each of which was previously a wholly-owned subsidiary, in exchange for a three-year promissory note due on December 29, 2008 in the amount of $672,000 (the “Promissory Note”). The company has assigned the Promissory Note to third parties for an aggregate amount of $400,000.

Prior to the transactions effected by the Stock Purchase Agreement and Merger Agreement, Omni-Washington and Butler constituted substantially all of our operations. Following the transactions effected by the Merger Agreement and the Stock Purchase Agreement, Brendan is now our sole wholly-owned subsidiary, and we conduct all our operations through Brendan.

The sale of the Subsidiary Shares occurred immediately after the Merger. The terms thereof were negotiated on an arm’s length basis between the Daniels and the Brendan representatives.

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DESCRIPTION OF THE BUSINESS

Business Overview

Brendan was formed on November 1, 1997, under the laws of the State of Michigan as Brendan Technologies, Inc., and does business as Brendan Scientific Corporation. Through Brendan we design, develop and market computational analytical software products for the laboratory testing industry. Brendan’s laboratory workflow and analysis software platform manages the raw, computed and analytical data in testing laboratories and in manufacturing.

Brendan evolved from the initial work of its founder John R. Dunn II, Ph.D., now our Chairman, President, Chief Executive Officer and Chief Technical Officer. Brendan’s first commercialized product is StatLIA®, a software designed specifically for immunoassay testing. Since Dr. Dunn’s early work on StatLIA® over nine years ago, StatLIA® has been developed with software engineers, mathematicians and laboratory professionals who specialize in laboratory testing. Over the past five years, StatLIA® has been used in laboratories, undergoing revisions and additions to further develop the product.

StatLIA®

Immunoassays, one of the world’s largest and fastest growing testing technologies, is used to test for metabolites found in AIDS, hepatitis, cancer, environmental pollutants, side effects of new drugs and thousands of other biological and environmental substances. Immunoassays are a broadly applicable technology allowing low cost, rapid analysis through high throughput testing. Immunoassays are used extensively in pharmaceutical, hospital, clinical reference, academic and industrial research, environmental, agricultural, food processing and veterinarian laboratories throughout the world.

StatLIA® uses comprehensive statistics to directly or indirectly analyze the performance of each of the nine immunoassay components (label, tracer, antibody, buffer, incubation, separation, standards, controls and unknowns). StatLIA® stores a fixed set of stable reference assays which are statistically compared to a single assay or multiple assays to detect changes in reagents or incubation conditions. With a reference set of at least two assays, standard curve and control specimen parameters in today’s assay are statistically compared to the same parameter in the reference assays to identify any statistically significant differences.

StatLIA® is intended to address the following:

• Insufficient Quality - Error rates in Immunoassay testing is estimated to be as high as 4%. Testing errors and the inability to directly locate error sources is costly and time consuming. We believe that StatLIA® will reduce the error rates and enhance the tester’s ability to locate the error source.

• Lack of Automation - Immunoassay testing is very labor intensive due to many manual steps in the processing, tracking and analysis of the data produced. With high throughput testing becoming the industry norm, the data needs to be managed with even greater efficiency. We believe that StatLIA® will reduce such labor costs.

• Regulatory Compliance - Federal regulations are placing increasing demands for compliance with the Food and Drug Administration’s (“FDA”) quality assurance regulations. We believe that StatLIA® will meet the growing need for automated software that can assist laboratories in complying with the regulation.

• Need for Better Data Management - Improved technologies have allowed greater automation in Immunoassay testing, increasing throughput volumes but requiring better connectivity and standardization for the management of the data generated. We believe that StatLIA® will address the need for greater connectivity and standardization.

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Brendan first targeted the immunoassay market with StatLIA® because it is a fragmented and large market that may allow Brendan to sell its software to testing equipment distributors and original equipment manufacturers (“OEMs”), and earn a share of business from large organizations.

Users of StatLIA® include device and reagent manufacturers, pharmaceutical companies, clinical diagnostic centers and government testing laboratories. Distributors of StatLIA® include device and reagent manufacturers and their distributors, as well as Brendan’s direct sales force.

Customer Base

Brendan has used most of its capital to date in the development of StatLIA® and the expansion of the program to encompass all of the differing immunoassay technologies and workflow configurations found in research and clinical laboratories. Existing customers who have used StatLIA® in laboratories include several large pharmaceutical companies, clinical diagnostic organizations, reagent manufacturers and research entities. This client base also serves as a source of revenue for additional instruments and workstations, and support and maintenance renewal fees.

Many of our institutional clients operate under rigorous FDA regulations, or the European equivalent, and the FDA requires that new software products be validated.

Strategy

Industry Analysis

Using data obtained from Morgan Stanley Dean Witter, Global Industry Analysts, and other published industry and marketing reports, and instrument manufacturer sales figures, we estimate this market to represent over $1 billion in revenue and does not include the food processing, agricultural, veterinarian, or the rapidly expanding environmental immunoassay markets. This also does not include software applications for other technologies. According to the Health Industry Manufacturer’s Association, more than $50 billion in medical devices, diagnostic products and health information systems are currently purchased annually in the United States and more than $120 billion worldwide. This represents only the clinical market segment and not pharmaceutical, research, environmental and other segments.

Conventional laboratory software falls into two primary areas: laboratory management or instrumentation. Laboratory management software handles billing, report generation, and other administrative tasks. The software is not designed for complex technical computation. Software for the testing instruments operate as dedicated systems and is basically designed only to generate results. It is not designed for the complete statistical analysis and data management and record keeping requirements for pharmaceutical, clinical or research labs, nor is it designed to exist in a cooperative environment with other immunoassay instruments.

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StatLIA® was introduced to meet this need, which we believe no other commercial software available meets. By using StatLIA® for their assay validation and documentation as well as standardizing on it as one uniform system throughout their organization, pharmaceutical companies may save substantial time and resources supplying the necessary documentation to get new drugs to market and clinical laboratories may increase productivity and reliability while reducing costs.

Market

We believe that through Brendan we have the opportunity to introduce a product to serve an under-served niche market: the software used in biomedical and non-biomedical testing laboratories. The testing industry generates more than $100 billion in revenues each year to run tests for drug development, medical diagnostics and treatments, water and soil samples, infectious disease research, food contaminants, and numerous other health and industry-critical applications.

Brendan has focused on the analytical segment of the market. This is the computation, storage and analysis of the raw signal data generated by a testing instrument. However, the majority of the software used to analyze these tests is a part of the instrument software that is provided by the instrument manufacturer. These routines do not provide all of the capabilities and are not as extensive as the data currently computed by StatLIA®.
StatLIA® allows laboratories to interface all of their immunoassay testing instruments into one uniform system. As one system, as compared to the more common system using several isolated testing instruments, the StatLIA® system can be easily interfaced to Brendan’s main database for reporting patient results and recording clinical trial data, among other processes. The system also integrates into a laboratory’s network, so that multiple computers can be used to prepare, compute, analyze and report all assay data, thereby increasing workflow. StatLIA®’s superior quality control process not only determines the accuracy of the test more reliably than the software currently available, but also pinpoints the specific cause of a problem in a bad test, dramatically reducing laboratory downtime and reagent costs.

Competition

Almost all immunoassay software is produced and sold by manufacturers bundled with their instruments. These programs are included to stimulate sales of their instruments and are not usually marketed as stand-alone products. Conventional laboratory software falls into two primary areas: laboratory management or instrumentation functionality. Laboratory management software handles billing, report generation and other administrative tasks. The software is not designed for complex technical computation. On the other hand, software for testing instruments operates as a dedicated system and is designed primarily to generate testing data. This software has limitations meeting the complete statistical analysis, data management, data utilization and record keeping demands of pharmaceutical, clinical or research labs, nor is it designed to exist in a cooperative environment with other testing instruments.

Prior to Brendan, we believe that no company has focused as extensively on the gap between instrument operational software and administrative LIM software. Brendan has worked with several industry-leading labs to develop StatLIA® and we believe that StatLIA® is a unique software product that surpasses any software currently available for this market.

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To date, the majority of StatLIA® sales have been replacing existing OEM software on testing equipment. This software, bundled with the instruments, is Brendan’s current main competition.
Existing equipment-specific software include Softmax, used for Molecular Device’s microplate readers and KC4 used for BioTek Instrument’s microplate readers. We believe instrument manufacturers are excellent prospects for distribution agreements to incorporate or bundle our software with their instruments.
Employees

Brendan currently has eight full time employees, one contract programmer, and three part time employees. Brendan has entered Employment Agreements with certain of its employees.

In November 2004, we entered into an employment agreement with our Chairman, President and Chief Executive Officer, John Dunn II, which expires on November 1, 2011. The employment agreement provides for an annual salary of $108,000. The agreement also provides that we may terminate the agreement with 30 days written notice if termination is without cause. Our obligation would be to pay Dr. Dunn monthly payments equal to his base salary for 24 months. In addition, all of Dr. Dunn’s options would immediately vest. The agreement also provides that Dr. Dunn can terminate employment if we merge with or consolidates with another entity, or we are subject in any way to a transfer of a substantial amount of our assets, resulting in the assets, business or operations of ours being controlled by an entity or individual other than Brendan.

In November 2004, we entered into an employment agreement with our Vice President of Marketing and Chief Operating Officer, George Dunn, which expires on November 1, 2011. The employment agreement provides for an annual salary of $96,000. The agreement also provides that we may terminate the agreement with 30 days written notice if termination is without cause. Our obligation would be to pay Mr. Dunn monthly payments equal to his base salary for 24 months. In addition, all of Mr. Dunn’s options would immediately vest. The agreement also provides that Mr. Dunn can terminate employment if we merge with or consolidates with another entity, or we are subject in any way to a transfer of a substantial amount of our assets, resulting in the assets, business or operations of ours being controlled by an entity or individual other than Brendan.

Section 2 — Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

On December 29, 2005, Omni completed the acquisition of all of the capital stock of Brendan pursuant to the Merger Agreement and completed the disposition of all the shares of capital stock of Omni-Washington and Butler pursuant to the Stock Purchase Agreement. Please see the disclosures regarding the Merger Agreement and the Stock Purchase Agreement and the transactions contemplated thereby in Item 1.01 above, which is hereby incorporated into this Item 2.01 by reference.

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Section 3 — Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

On December 29, 2005, Omni issued 24,847,889 shares of common stock to the previous shareholders, noteholders and certain other persons. In addition, Omni issued stock options and warrants exercisable for up to 3,894,000 shares of common stock to employees, directors and consultants of Brendan. The issuance of the stock, stock options, and warrants was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereunder.

The following table indicates the individuals, number of common shares issued, and the percentage of total common shares outstanding that were issued as a result of the Merger Agreement on December 29, 2005:

	Number of
	Common Shares	% of total
Shareholder	Issued	outstanding shares
John R. Dunn II	4,880,000	18.7%
Robert L. Tabor	4,730,589	18.1%
Robert Kirk	2,049,658	7.9%
Massoud Kharrazian	1,487,136	5.7%
George P. Dunn	1,416,000	5.4%
Danny Wu	1,066,664	4.1%
Theo Vermaelen	654,359	2.5%
Stephen Eisold	599,494	2.3%
David Dean Wade	400,000	1.5%
Gretchen A. Decker	400,000	1.5%
Kenneth H. Swartz	400,000	1.5%
Michael J. Fitzpatrick	400,000	1.5%
Robert H. Lane	400,000	1.5%
Bjorn J. Steinholt	320,000	1.2%
Robert E. Dettle	293,449	1.1%
Liberta Ltd.	266,664	1.0%
As a group less than 1%	5,083,876	19.5%

Section 4 — Matters Related to Accountants and Financial Statements

Item 4.01. Changes in Registrant’s Certifying Accountant

On December 29, 2005, Omni completed the acquisition of all of the capital stock of Brendan pursuant to the Merger Agreement and completed the disposition of all of the capital assets of Omni-Washington and Butler pursuant to the Stock Purchase Agreement. On December 29, 2005, Omni provided notice to Harper & Pearson Company (“Harper & Pearson”) that they would no longer be retained as Omni’s independent registered accounting firm. Harper & Pearson’s reports on the consolidated financial statements of Omni and its subsidiaries for the two most recent fiscal years ended June 30, 2005, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

On December 29, 2005, the Board of Directors of Omni elected to engage Farber & Hass LLP (“Farber & Hass”) to serve as Omni’s independent registered accounting firm.

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During the Company's two most recent fiscal years ended June 30, 2005 and the subsequent interim period through December 29, 2005, there were no disagreements between Omni and Harper & Pearson on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Harper & Pearson's satisfaction, would have caused them to make reference to the subject matter of the disagreement in their reports on the financial statements for such years.

Omni has authorized Harper & Pearson to respond fully to the inquiries of Farber & Hass concerning the subject matter of the reportable event and has provided Harper & Pearson with a copy of the foregoing disclosures. Attached as Exhibit 99.3 is a copy of Harper & Pearson's letter, dated January 4, 2006, stating its agreement with the statements related to it.

During Omni's two most recent fiscal years ended June 30, 2005, and the subsequent interim period through December 29, 2005, Omni did not consult Farber & Hass with respect to the application of accounting principles to a specific transaction, either completed or contemplated, or the type of audit opinion that might be rendered on Omni’s consolidated financial statements, or any other matters of reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-B.

Section 5 — Corporate Governance and Management

Item 5.01. Changes in Control of Registrant

On December 29, 2005, Omni completed the acquisition of all of the capital stock of Brendan pursuant to the Merger Agreement and completed the disposition of all of the capital stock of Omni-Washington and Butler pursuant to the Stock Purchase Agreement. As a result of these transactions and the issuance of common stock to the shareholders, noteholders and certain other persons, there was a change in control of Omni. Please see the disclosures regarding the Merger Agreement and the Stock Purchase Agreement and the transactions contemplated thereby in Item 1.01 above, which is hereby incorporated into this Item 5.01 by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 29, 2005, Omni completed the acquisition of all of the capital stock of Brendan pursuant to the Merger Agreement and completed the disposition of all of the capital stock of Omni-Washington and Butler pursuant to the Stock Purchase Agreement. As a result of these transactions, new directors and officers were appointed to fulfill vacancies provided by the resignation of the officers and directors of Omni. Please see the disclosures regarding the Merger Agreement and the Stock Purchase Agreement and the transactions contemplated thereby in Item 1.01 above, which is hereby incorporated into this Item 5.02 by reference.

MANAGEMENT

Directors and Executive Officers

Our directors and executive officers are as follows:

Name	Age	Position

John R. Dunn II	55	Chairman, Chief Executive Officer, President, and Director
George Dunn	48	Secretary, Chief Operating Officer
Lowell W. Giffhorn	58	Treasurer, Chief Financial Officer and Director
Theo Vermaelen	52	Director
Stephen Eisold	59	Director

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The business experience of each of our executive officers and directors is set forth below.

John R. Dunn II is the founder of Brendan and has served as the Chairman, Chief Executive Officer, President and Director of Brendan since 1997. Dr. Dunn has had extensive experience in hospital and clinical laboratories, including bio-science laboratories. He has set up and run a reference laboratory specializing in immunoassays and been a consultant in immunoassay development and statistics for several clinical and hospital laboratories. Dr. Dunn obtained a Ph.D. in Biology from Wayne State University, Detroit, MI, in 1987 and he obtained a B.S. in Biology from Wayne State University in 1974.

George Dunn has served as the Vice President of Marketing for Brendan since 1997 and as Chief Operating Officer of Brendan since 2002. Mr. Dunn has extensive experience in marketing and sales and the implementation of strategic plans, market segment analysis, promotions, sales and sales support and customer support. Mr. Dunn has been in the laboratory testing market for 15 years. Mr. Dunn received his B.A. in Journalism from Michigan State University in 1982.

Lowell W. Giffhorn has served as our Chief Financial Officer since October 2005. Since July 2005, Mr. Giffhorn also serves as the Chief Financial Officer of Imagenetix, Inc., a publicly held nutritional supplement company. Mr. Giffhorn was the Chief Financial Officer of Patriot Scientific Corp., a publicly held semiconductor and intellectual property company, from May 1997 to June 2005 and has been a member of its Board of Directors since August 1999. From June 1992 to August 1996 and from September 1987 to June 1990 he was the CFO of Sym-Tek Systems, Inc. and Vice President of Finance for its successor, Sym-Tek Inc., a supplier of capital equipment to the semiconductor industry. Mr. Giffhorn obtained a M.B.A. degree from National University in 1975 and he obtained a B.S. in Accountancy from the University of Illinois in 1969. Mr. Giffhorn is also a director and chairman of the audit committee of DND Technologies, Inc., a publicly held company.

Theo Vermaelen has served as a Director since December 2005. Since 2001, Dr. Vermaelen has been the Schroders Chaired Professor of International Finance and Asset Management at INSEAD, a business school with campuses in Fontainebleau, France and Singapore. From 1998 to 2003, Dr. Vermaelen was portfolio manager of the KBC equity buyback fund. Dr. Vermaelen has taught at the University of British Columbia, the Catholic University of Leuven, London Business School, UCLA, the University of Chicago, and Maastricht University. He is the co-author of the Journal of Empirical Finance. He is also a consultant to various corporations and government agencies and Program Director of the Amsterdam Institute of Finance, a training institute for investment bankers and other financial professionals. Dr. Vermaelen obtained his M.B.A. in 1976 and Ph.D. in Finance in 1980 from the Graduate School of Business, University of Chicago.

Stephen C. Eisold has served as a Director since December 2005. From February 2001 to November 2005, Mr. Eisold was the Chief Executive Officer of Brendan. From 1998 to 2001, Mr. Eisold was the Chief Executive Officer at Axiom Biotechnologies, Inc. From 1996 to 1998, Mr. Eisold was the Executive Vice President and Chief Operating Officer at Cypros Pharmaceutical. Previously Mr. Eisold was the General Manager of North America Pharmaceuticals for Gensia and before which he held various marketing and business development positions with Marion Laboratories. Mr. Eisold obtained a M.B.A. degree from Rockhurst College, Kansas City, MO, in 1981 and a B.S. in Biology from Springfield College, Springfield, MA, in 1968.

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Section 7 — Regulation FD

Item 7.01 Regulation FD Disclosure

On January 4, 2006, Omni issued a press release reporting that on December 29, 2005, Omni completed the acquisition of all of the capital stock of Brendan pursuant to the Merger Agreement and completed the disposition of all of the capital stock of Omni-Washington and Butler pursuant to the Stock Purchase Agreement, changed its accountants, appointed new board directors and officers, and announced the resignation of its previous board members and officers. A copy of the January 4, 2006 press release, attached hereto as Exhibit 99.1, is being furnished pursuant to Regulation FD and is incorporated by reference herein.

Limitation on Incorporation by Reference: In accordance with general instruction B.2 of Form 8-K, the information in this Item 7.01 shall be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section.

Section 8 — Other Events

Item 8.01 Other Events

We have changed the location of our principal executive offices to 2236 Rutherford Road, Suite 107, Carlsbad, California 92008, which also is the location of Brendan’s principal executive offices.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The audited financial statements of Brendan Technologies, Inc. for the years ended December 31, 2004 and 2003 including independent auditor’s report of Singer Lewak Greenbaum & Goldstein, LLP, required by this item, appear at the end of this Current Report on Form 8-K and are incorporated by reference herein.

(b) Proforma Financial Information.

In accordance with Item 9.01(b), any additional financial statements required by this Item, if any, will be filed by an amendment to this initial report on Form 8-K as soon as practicable, but in no event later than 71 days after this initial report on Form 8-K is required to be filed.

(c) Exhibits.

Exhibit No.	Description
4.1	Agreement and Plan of Merger among Omni U.S.A., Inc., Omni Merger Sub, Inc., Edward Daniel, Jeffrey Daniel and Brendan Technologies, Inc. dated as of December 29, 2005
4.2	Stock Purchase Agreement by and among Jeffrey K. Daniel, Craig L. Daniel, and Edward Daniel, as the Purchases, and Omni U.S.A., Inc., as the Seller, dated as of December 29, 2005
4.3	Amendment to Loan and Related Agreements and Waiver of Default (PACCAR)
4.4	Amendment to Loan and Related Agreements and Waiver of Default (Textron)
4.5	Promissory Note between Jeffrey K. Daniel, Craig L. Daniel, and Edward Daniel, collectively the Borrowers, and Omni U.S.A., Inc. with a maturity date of December 29, 2008
10.1	John R. Dunn II Employment Contract dated November 1, 2004
10.2	George Dunn Employment Contract dated November 1, 2004
16.1	Letter from Harper: Pearson Company
99.1	Press Release dated January 4, 2006

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNI U.S.A., INC.

Dated January 5, 2006.	By:	/s/ JOHN R. DUNN II
John R. Dunn II
President and Chief Executive Officer

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BRENDAN TECHNOLOGIES, INC.
FINANCIAL STATEMENTS
FOR THE YEARS ENDED
DECEMBER 31, 2004 AND 2003

BRENDAN TECHNOLOGIES, INC.
CONTENTS
December 31, 2004

Page
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	1
FINANCIAL STATEMENTS
Balance Sheets	2 - 3
Statements of Operations	4
Statements of Shareholder's Deficit	5
Statements of Cash Flows	6 - 7
Notes to Financial Statements	8 - 21

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholder
Brendan Technologies, Inc.
Carlsbad, California

We have audited the balance sheets of Brendan Technologies, Inc. as of December 31, 2004 and 2003, and the related statements of operations, shareholder's deficit, and cash flows for each of the three years in the period ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provided a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Brendan Technologies, Inc. as of December 31, 2004 and 2003, and the results of its operations and its cash flows for each of the two years ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, during the year ended December 31, 2004, the Company incurred a net loss of $901,423, had negative cash flows from operations of $340,444 and had an accumulated deficit of $5,231,544. In addition, the Company is in default with unsecured notes payable and the related accrued interest. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
August 23, 2005

BRENDAN TECHNOLOGIES, INC
BALANCE SHEETS
December 31,

ASSETS

	2004	2003
Current assets
Cash	$21,670	$88,414
Accounts receivable, net of allowance for doubtful accounts of $17,757 and $18,465, respectively	8,943	54,143
Prepaid expense and other current assets	712	—
Note receivable - shareholder	—	38,000
Total current assets	31,325	180,557
Property and equipment, net	2,433	4,194
Deposits	7,808	7,808
Total assets	$41,566	$192,559

The accompanying notes are an integral part of these financial statements.

BRENDAN TECHNOLOGIES, INC.
BALANCE SHEETS
December 31,

LIABILITIES AND SHAREHOLDER'S DEFICIT
	2004	2003

Current liabilities
Convertible notes payable in default	$1,947,972	$1,947,972
Accrued interest in default	822,933	606,437
Accrued Interest	283,282	192,560
Accounts payable	149,572	41,030
Accrued wages	824,460	743,557
Deferred revenue	84,530	66,463
Total current liabilities	4,112,749	3,598,019

Commitments and contingencies

Shareholder's deficit
Common stock, no par value 10,000,000 shares authorized 4,489,878 shares issued and outstanding	641,911	641,911
Committed stock 188,998 and 108,332 shares committed	518,450	282,750
Accumulated deficit	(5,231,544)	(4,330,121)
Total shareholder's deficit	(4,071,183)	(3,405,460)
Total liabilities and shareholder's deficit	$41,566	$192,559

The accompanying notes are an integral part of these financial statements.

BRENDAN TECHNOLOGIES, INC.
STATEMENTS OF OPERATIONS
For the Years Ended December 31,

	2004	2003

Net sales	$386,477	$489,835

Cost of sales	159,542	150,407

Gross profit	226,935	339,428

Operating expenses	805,340	873,543

Loss from operations	(578,405)	(534,115)

Other expense
Interest expense	(322,218)	(311,127)

Loss before provision for income taxes	(900,623)	(845,242)

Provision for income taxes	800	800

Net loss	$(901,423)	$(846,042)

Basic and diluted loss per share	$(0.20)	$(0.19)

Basic and diluted weighted-average common shares outstanding	4,489,878	4,489,878

The accompanying notes are an integral part of these financial statements.

BRENDAN TECHNOLOGIES, INC.
STATEMENTS OF SHAREHOLDER'S DEFICIT
For the Years Ended December 31,

	Common Stock		Committed Stock		Accumulated
	Shares	Amount	Shares	Amount	Deficit	Total

Balance, December 31, 2002	4,489,878	$613,222	—	$—	$(3,484,079)	$(2,870,857)
Sale of committed stock			108,332	325,000		325,000
Offering costs				(42,250)		(42,250)

Interest from fixed conversion features		28,689				28,689
Net loss					(846,042)	(846,042)
Balance, December 31, 2003	4,489,878	$641,911	108,332	$282,750	$(4,330,121)	$(3,405,460)
Sale of committed stock			80,666	242,000		242,000
Offering costs				(6,300)		(6,300)
Net loss					(901,423)	(901,423)
Balance, December 31, 2004	4,489,878	$641,911	188,998	$518,450	$(5,231,544)	$(4,071,183)

The accompanying notes are an integral part of these financial statements.

BRENDAN TECHNOLOGIES, INC.
STATEMENTS OF CASH FLOWS
For the Years Ended December 31,

	2004	2003
Cash flows from operating activities
Net loss	$(901,423)	$(846,042)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation of property and equipment	1,761	11,858
Interest charges on convertible note payable	—	28,689
Allowance for doubtful accounts	(708)	18,465
(Increase) decrease in
Accounts receivable	45,908	(40,698)
Prepaid expense and other current assets	(712)

Increase (decrease) in Accrued interest in default	216,496	206,872
Accrued interest	90,722	67,037
Accounts payable	108,542	(7,458)
Accrued wages	80,903	237,469
Deferred revenue	18,067	(60,189)

Net cash used in operating activities	(340,444)	(383,997)

Cash flows from investing activities
Purchase of property and equipment	—	(4,040)
Note receivable - shareholder	38,000	—
Net cash provided by (used in) investing activities	38,000	(4,040)
Cash flows from financing activities
Proceeds from sale of committed stock	235,700	282,750
Proceeds from notes payable	—	135,000
Net cash provided by financing activities	235,700	417,750
Net (decrease) increase in cash	(66,744)	29,713
Cash, beginning of year	88,414	58,701
Cash, end of year	$21,670	$88,414

The accompanying notes are an integral part of these financial statements.

BRENDAN TECHNOLOGIES, INC.
STATEMENTS OF CASH FLOWS
For the Years Ended December 31,

	2004	2003
Supplemental disclosure of cash flow information

Interest paid	$15,000	$15,000

Income taxes paid	$4,847	$—

The accompanying notes are an integral part of these financial statements.

BRENDAN TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2004

NOTE 1 - ORGANIZATION AND LINE OF BUSINESS

General
Brendan Technologies, Inc. (the "Company") was incorporated on October 30, 1997 in the state of Michigan. The Company develops and markets scientific computer software for applications in the pharmaceutical/biotechnical research, clinical diagnostic, environmental, and other life and physical science markets.

NOTE 2 - GOING CONCERN

These financial statements have been prepared on a going concern basis. However, during the years ended December 31, 2004 and 2003, the Company incurred net loss of $901,421 and $846,042, respectively, and had accumulated deficit of $5,231,544 and $4,330,121, at December 31, 2004 and 2003, respectively. In addition, the Company is in default with unsecured notes payable and the related accrued interest in the aggregate amount of $2,645,905 at of December 31, 2004. The Company's ability to continue as a going concern is dependent upon its ability to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time. Since inception, the Company has satisfied its capital needs by borrowing capital.

Management plans to continue to provide for its capital needs during the year ended December 31, 2005, by increasing sales through the continued development of its products with minimal borrowings. In addition, the Company’s capital requirements during the year ended December 31, 2004 are expected to be supplemented by issuing equity securities and converting its notes payable into common stock (see Note 6). These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition
The Company recognizes revenues related to software licenses and software maintenance in accordance with the American Institute of Certified Public Accountants ("AICPA") Statements of Position (“SOP”) No. 97-2, "Software Revenue Recognition," as amended by SOP No. 94-4 and SOP No. 98-9. The Company’s software is sold with an indefinite license period, and as such, product revenue is recorded at the time of shipment, net of estimated allowances and returns. Post-contract customer support ("PCS") obligations are for annual services and are recognized over the period of service. Revenues for which payment has been received are treated as deferred revenue until services are provided and revenues have been earned. The Company provides, for a fee, additional training and service calls to its customers and recognizes revenue at the time the training or service call is provided.

BRENDAN TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2004

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Trade Accounts Receivable
The Company provides for the possible inability to collect accounts receivable by recording an allowance for doubtful accounts. The Company writes off an account when it is considered to be uncollectible.

Property and Equipment
Property and equipment are stated at cost. The Company provides for depreciation and amortization using the straight-line and accelerated methods over the estimated useful lives of the principal classes of property of three years.

Stock-Based Compensation
SFAS No. 123, "Accounting for Stock-Based Compensation," as amended by SFAS No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure,” defines a fair value based method of accounting for stock-based compensation. However, SFAS No. 123 allows an entity to continue to measure compensation cost related to stock and stock options issued to employees using the intrinsic method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." Entities electing to remain with the accounting method of APB Opinion No. 25 must make pro forma disclosures of net income and earnings per share as if the fair value method of accounting defined in SFAS No. 123 had been applied. The Company has elected to account for its stock-based compensation to employees under APB Opinion No. 25 using the intrinsic value method.

The Company has adopted only the disclosure provisions of SFAS No. 123. Accordingly, no compensation cost other than that required to be recognized by APB 25 for the difference between the fair value of the Company's common stock at the grant date and the exercise price of the options has been recognized. Had compensation cost for the Company's stock option plan been determined based on the fair value at the grant date for awards consistent with the provisions of SFAS No. 123, the Company's net loss and basic and diluted loss per share for the year ended December 31, 2004 would have been increased to the pro forma amounts indicated below:

BRENDAN TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2004

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stock-Based Compensation (Continued)

	For the Year Ended December 31,
	2004	2003
Net loss
As reported	$(901,423)	$(846,042)
Deduct total stock-based
employee compensation
expense determined under
fair value method for all
awards, net of taxes	(9,995)	—
Pro forma	$(911,418)	$(846,042)
Loss per common share
Basic and diluted - as reported	$(0.20)	$(0.19)
Basic and diluted - pro forma	$(0.20)	$(0.19)

For purposes of computing the pro forma disclosures required by SFAS No. 123, the fair value of each option granted to employees and directors is estimated using the Black-Scholes option-pricing model with the following weighted-average assumptions for the year ended December 31, 2004: dividend yield of 0%; expected volatility of 0%; risk-free interest rate of 2.76%; and expected life of three years. The weighted-average fair value of options granted during the year ended December 31, 2004 for which the exercise price equals the market price on the grant date was $3, and the weighted-average exercise price was $3. No stock options were granted during the year ended December 31, 2004 for which the exercise price was less than or greater than the market prices on the grant date.

Loss per Share
The Company utilizes SFAS No. 128, "Earnings per Share." Basic loss per share is computed by dividing loss available to common shareholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Common equivalent shares are excluded from the computation if their effect is anti-dilutive.

BRENDAN TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2004

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Loss per Share (Continued)
At December 31, 2004 and 2003, the following common equivalent shares were excluded from the computation of loss per share since their effect is anti-dilutive.

	December 31,
	2004	2003
Options	960,000	610,000
Warrants	89,600	89,600
Total	1,049,600	699,600

Fair Value of Financial Instruments
The Company's financial instruments include cash, accounts receivable, notes receivable, accounts payable, and accrued wages. The book value of all other financial instruments is representative of their fair values.

Research and Development
Research and Development costs are charged to operations as incurred. Such costs were included in the total operating expenses for the years ended December 31, 2004 and 2003 that amounted to $805,340 and $873,543, respectively.

Income Taxes
The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Estimates
The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

BRENDAN TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2004

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Concentrations of Credit Risk
Financial instruments which potentially subject the Company to credit risk are primarily cash and accounts receivable. The Company deposits its cash with what it considers high-credit, quality financial institutions. At times, balances are in excess of the Federal Deposit Insurance Corporation insured limit. As of December 31, 2004, the Company did not have any uninsured cash. Credit risk concentration with respect to receivables is limited due to the geographic dispersion of the Company's customer base. The Company conducts ongoing credit evaluations but does not obtain collateral or other forms of security. The Company believes its credit policies do not result in significant adverse risk and historically has not experienced significant credit-related losses.

The Company provides credit to its customers primarily in the United States in the normal course of business. During the year ended December 31, 2004, one customer represented approximately 39% of total sales. During the year ended December 31, 2003, two customers accounted for 19% and 17% of total sales.

At December 31, 2004, two customers accounted for 27%, and 12% of accounts receivable. .At December 31, 2003, three customers accounted for 32%, 29%, and 17% of accounts receivable. The Company does not obtain collateral with which to secure its accounts receivable. The Company performs ongoing credit evaluations of its customers and maintains reserves for potential credit losses based upon the Company's historical experience related to credit losses and any unusual circumstances that may affect the ability of its customers to meet their obligations.

Recently Issued Accounting Pronouncements
In November 2004, the FASB issued SFAS No. 151, “Inventory Costs”. SFAS No. 151 amends the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage) under the guidance in ARB No. 43, Chapter 4, "Inventory Pricing”. Paragraph 5 of ARB No. 43, Chapter 4, previously stated that ". . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and re-handling costs may be so abnormal as to require treatment as current period charges " This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not expect adoption of SFAS No. 151 to have a material impact on the Company’s financial statements.

In December 2004, the FASB issued SFAS No. 152, “Accounting for Real Estate TimeSharing Transactions”. The FASB issued this Statement as a result of the guidance provided in AICPA Statement of Position (SOP) 04-2, ”Accounting for Real Estate TimeSharing Transactions”. SOP 04-2 applies to all real estate time-sharing transactions.

BRENDAN TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2004

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recently Issued Accounting Pronouncements (Continued)
Among other items, the SOP provides guidance on the recording of credit losses and the treatment of selling costs, but does not change the revenue recognition guidance in SFAS No. 66, ”Accounting for Sales of Real Estate”, for real estate time-sharing transactions. SFAS No. 152 amends Statement No. 66 to reference the guidance provided in SOP 04-2. SFAS No. 152 also amends SFAS No. 67, “Accounting for Costs and Initial Rental Operations of Real Estate Projects”, to state that SOP 04-2 provides the relevant guidance on accounting for incidental operations and costs related to the sale of real estate time-sharing transactions. SFAS No. 152 is effective for years beginning after June 15, 2005, with restatements of previously issued financial statements prohibited. This statement is not applicable to the Company.

In December 2004, the FASB issued SFAS No. 153, ”Exchanges of Nonmonetary Assets,” an amendment to Opinion No. 29, ”Accounting for Nonmonetary Transactions”. Statement No. 153 eliminates certain differences in the guidance in Opinion No. 29 as compared to the guidance contained in standards issued by the International Accounting Standards Board. The amendment to Opinion No. 29 eliminates the fair value exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. Such an exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for nonmonetary asset exchanges occurring in periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in periods beginning after December 16, 2004. Management does not expect adoption of SFAS No. 153 to have a material impact on the Company’s financial statements.

In December 2004, the FASB issued SFAS No. 123(R), “Share-Based Payment”. SFAS 123(R) amends SFAS No. 123, “Accounting for Stock-Based Compensation”, and APB Opinion 25, “Accounting for Stock Issued to Employees.” SFAS No.123(R) requires that the cost of share-based payment transactions (including those with employees and non-employees) be recognized in the financial statements. SFAS No. 123(R) applies to all share-based payment transactions in which an entity acquires goods or services by issuing (or offering to issue) its shares, share options, or other equity instruments (except for those held by an ESOP) or by incurring liabilities (1) in amounts based (even in part) on the price of the entity’s shares or other equity instruments, or (2) that require (or may require) settlement by the issuance of an entity’s shares or other equity instruments.

This statement is effective (1) for public companies qualifying as SEC small business issuers, as of the first interim period or fiscal year beginning after December 15, 2005, or (2) for all other public companies, as of the first interim period or fiscal year beginning after June 15, 2005, or (3) for all nonpublic entities, as of the first fiscal year beginning after December 15, 2005. Management is currently assessing the effect of SFAS No. 123(R) on the Company’s financial statements.

BRENDAN TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2004

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recently Issued Accounting Pronouncements (Continued)
In March 2005, the FASB issued FASB Interpretation (“FIN”) No. 47, “Accounting for Conditional Asset Retirement Obligations”. FIN No. 47 clarifies that the term conditional asset retirement obligation as used in FASB Statement No. 143, “Accounting for Asset Retirement Obligations,” refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. The obligation to perform the asset retirement activity is unconditional even though uncertainty exists about the timing and (or) method of settlement. Uncertainty about the timing and/or method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists. This interpretation also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. Fin No. 47 is effective no later than the end of fiscal years ending after December 15, 2005 (December 31, 2005 for calendar-year companies). Retrospective application of interim financial information is permitted but is not required. Management does not expect adoption of FIN No. 47 to have a material impact on the Company’s financial statements.

In May 2005, the FASB issued Statement of Accounting Standards (SFAS) No. 154, “Accounting Changes and Error Corrections” an amendment to Accounting Principles Bulletin (APB) Opinion No. 20, “Accounting Changes”, and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements” though SFAS No. 154 carries forward the guidance in APB No. 20 and SFAS No. 3 with respect to accounting for changes in estimates, changes in reporting entity, and the correction of errors. SFAS No. 154 establishes new standards on accounting for changes in accounting principles, whereby all such changes must be accounted for by retrospective application to the financial statements of prior periods unless it is impracticable to do so. SFAS No. 154 is effective for accounting changes and error corrections made in fiscal years beginning after December 15, 2005, with early adoption permitted for changes and corrections made in years beginning after May 2005.

NOTE 4 - NOTE RECEIVABLE - SHAREHOLDER

The note receivable - shareholder at December 31, 2003 bears interest at prime (4.0% at December 31, 2003), plus 2% and is without terms. In February 2004, the note receivable was paid in full.

BRENDAN TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2004

NOTE 5 - PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2004 and 2003 consisted of the following:

	2004	2003
Computer equipment	$119,230	$119,230
Furniture and fixtures	31,909	31,909
	151,139	151,139
Less accumulated depreciation	148,706	146,945
Total	$2,433	$4,194

Depreciation expense was $1,761, and $11,858, for the years ended December 31, 2004, and 2003, respectively.

NOTE 6 - CONVERTIBLE NOTES PAYABLE IN DEFAULT

Convertible notes payable in default consisted of the following:

	2004	2003
Forty-six convertible, unsecured, senior subordinated notes payable, due on various dates on or before September 2004, bearing interest at 8% per annum. The notes are convertible into the Company’s common stock in the event the Company completes a public offering. The conversion price will be the number of shares of the Company’s common stock valued at the public offering price equal to the outstanding principal and interest of the Company’s convertible notes payable. The notes payable are currently in default.	$1,387,500	$1,387,500
Six convertible, unsecured, bridge notes payable, due various dates on or before December 2004, bearing interest at 12% per annum. The notes are convertible into the Company’s common stock in the event the Company completes a public offering. The conversion price will be the number of shares of the Company’s common stock valued at the public offering price equal to the outstanding principal and interest of the Company’s convertible notes payable. The notes payable are currently in default.	435,472	435,472

BRENDAN TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2004

NOTE 6 - CONVERTIBLE NOTES PAYABLE IN DEFAULT (Continued)

Convertible notes payable in default consisted of the following: (Continued)

	2004	2003
Unsecured, convertible note payable for $125,000, which bears interest at a rate of 12% per annum. The convertible note may be converted into shares of the Company’s common stock at a conversion price equal to $2.44 per share. The note payable is convertible upon issuance. In connection with the transaction the Company recognized interest expense in the amount of $28,689, for the year ended December 31, 2003 related to the beneficial conversion feature of the convertible note payable. The Company accounted for the interest expense as the difference between the conversion price and the Company’s stock price on the date of issuance of the note payable. The note is currently in default.
	$125,000	$125,000
	1,947,972	1,947,972
Less current portion	1,947,972	1,947,972
Long-term portion	$-	$-

NOTE 7 - COMMITMENTS AND CONTINGENCIES

The Company leases its office facilities under a non-cancelable operating lease agreement, which requires monthly payments of $4,300 and expires in June 2006. Future minimum payments under these lease agreements at December 31, 2004 were as follows:

Year Ending
December 31,
2005	$55,202
2006	23,330
Total	$78,532

Rent expense was $67,196, and $56,667 for the years ended December 31, 2004 and 2003, respectively.

BRENDAN TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2004

NOTE 7 - COMMITMENTS AND CONTINGENCIES (Continued)

Employee Agreements
The Company entered into an employment agreement with its Chief Executive Officer, John Dunn, which expires on November 1, 2011. The employment agreement provides for an annual salary of $108,000. The agreement also provides that the Company may terminate the agreement with 30 days written notice if termination is without cause. The Company’s obligation would be to pay the Chief Executive monthly payments equal to his base salary for 24 months. In addition, all options of the chief executive would immediately vest.

The agreement also provides that the employee can terminate employment if the Company merges with or consolidates with another entity, or is subject in any way to a transfer of a substantial amount of its assets, resulting in the assets, business or operations of the Company being controlled by an entity or individual other than the Company.

If this occurs, the Company's obligation would be to pay its Chief Executive Officer a lump sum amount equal to his base salary for 24 months. In addition, the employee shall fully vest in all outstanding options and shall have the right to exercise such options within 90 days after the effective date of termination.

The Company entered into an employment agreement with its Vice President of Marketing, George Dunn, which expires on November 1, 2011. The employment agreement provides for an annual salary of $96,000. The agreement also provides that the Company may terminate the agreement with 30 days written notice if termination is without cause. The Company’s obligation would be to pay the Vice President of Marketing monthly payments equal to his base salary for 24 months.

In addition, all options of the chief executive would immediately vest. The agreement also provides that the employee can terminate employment if the company merges with or consolidates with another entity, or is subject in any way to a transfer of a substantial amount of its assets, resulting in the assets, business or operations of the Company being controlled by an entity or individual other than the Company. If this occurs, the Company's obligation would be to pay its Vice President of Marketing a lump sum amount equal to his base salary for 24 months. In addition, the employee shall fully vest in all outstanding options and shall have the right to exercise such options within 90 days after the effective date of termination.

The Company entered into an employment agreement with its Director of Sales. The employment agreement provides for an annual salary of $82,000. The agreement also provides that the Company may terminate the agreement with 30 days written notice if termination is without cause. The Company’s obligation would be to pay the Director of Sales a lump sum equal to two weeks salary plus an additional week for each full year of employment.

BRENDAN TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2004

NOTE 7 - COMMITMENTS AND CONTINGENCIES (Continued)

Employee Agreements (Continued)
The Company entered into an employment agreement with its Senior Programmer, which expires on July 1, 2008. The employment agreement provides for an annual salary of $96,000. The agreement also provides that the Company may terminate the agreement with 30 days written notice if termination is without cause. The Company’s obligation would be to pay the Director of Sales a lump sum equal to two weeks salary plus an additional week for each full year of employment

Litigation
The Company may become involved in certain legal proceedings and claims which arise in the normal course of business. Management does not believe that the outcome of any such matters will have a material effect on the Company's financial position or results of operations.

NOTE 8 - SHAREHOLDER'S DEFICIT

Warrants
In August, 2000, the Company issued 89,600 warrants to purchase shares of common stock. The warrants are exercisable at $2.25 per share and expire five years from the date of grant. A compensation charge was not recorded in connection with the issuance of such warrants as the fair market value of such warrants was nominal.

Stock Option Plan
In January 1999, the Board of Directors adopted and the shareholders approved the 1999 Stock Option Plan (the "Option Plan") under which a total of 310,000 shares of common stock had been reserved for issuance. In August 2000, the shareholders approved an increase in the number of shares that may be granted under the Option Plan to 410,000. In January 2002, the shareholders approved an increase in the number of shares that may be granted under the Option Plan to 610,000. In January 2004, the shareholders approved an increase in the number of shares that may be granted under the option plan to 960,000. The Option Plan terminates in 2012, subject to earlier termination by the Board of Directors.

During the year ended December 31, 2004, the Company granted options to purchase 350,000 shares of common stock to employees with an exercise price of $3 per share. The options vest on a straight-line basis over a period of three years and expire 10 years from the date of grant. A compensation charge was not recorded in connection with the issuance of such options as the exercise price of the stock options granted was not less than the fair market value of the Company’s stock price as of the date of grant.

A summary of the Company's outstanding options and activity is as follows:

BRENDAN TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2004

NOTE 8 - SHAREHOLDER'S DEFICIT (Continued)

Stock Option Plan(Continued)

		Weighted-
		Average
	Number	Exercise
	Of Options	Price
Outstanding, December 31, 2002 and 2003	610,000	$0.50
Granted	350,000	$3.00
Outstanding, December 31, 2004	960,000	$1.41
Exercisable, December 31, 2004	662,556	$1.34

The weighted-average remaining contractual life of the options outstanding at December 31, 2004 is 6.49 years. The weighted-average fair value per share of options granted was $0.14 and $0.04 for the years ended December 31, 2004 and 2003, respectively.

	Options Outstanding			Options Exercisable
		Weighted-
		Average	Weighted-
		Remaining	Average		Weighted-
		Contractual	Exercise		Average
Exercise Price	Shares	Life	Price	Shares	Price
$0.50	610,000	6.49	$0.50	438,945	$0.50
$3.00	350,000	9.16	3.00	223,611	3.00
Total	960,000	7.46	$1.41	662,556	$1.34

NOTE 9 - INCOME TAXES

Significant components of the provision for income taxes for the years ended December 31, 2004 and 2003 were as follows:

	2004	2003
Current
Federal	$-	$-
State	800	800
	800	800

BRENDAN TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2004

NOTE 9 - INCOME TAXES (Continued)

	2004	2003
Deferred
Federal	$-	$-
State	-	-
	-	-
Provision for income taxes	$800	$800

A reconciliation of the expected income tax (benefit) computed using the federal statutory income tax rate to the Company's effective income tax rate is as follows for the years ended December 31, 2004 and 2003:

	2004	2003
Income tax computed at federal statutory tax rate	34.0%	34.0%
State taxes, net of federal benefit	5.8	5.7
Change in valuation allowance	(26.6)	(39.6)
Other	-	(0.2)
Total	13.2%	(0.1)%

Significant components of the Company's deferred tax assets (liability) at December 31, 2004 consisted of the following:

Deferred tax assets
Net operating loss carry-forwards	$1,859,426
Accrued officer’s salary	294,537
Deferred income	36,213
Allowance for bad debt	7,607
Valuation allowance	(2,051,438)
146,345
Deferred tax liability
State taxes	146,345
Net deferred tax assets	$-

BRENDAN TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2004

NOTE 9 - INCOME TAXES (Continued)

As of December 31, 2004, the Company had net operating loss carry-forwards for federal and state income tax purposes of approximately $4,628,789 and $2,354,081, respectively, which expire from 2012 through 2024.

The net operating loss carry-forwards are the only significant deferred income tax assets of the Company. They have been offset by a valuation allowance since management does not believe the recoverability of this deferred tax assets during the next fiscal year is more likely than not. Accordingly, a deferred income tax benefit for the year ended December 31, 2004 has not been recognized in these financial statements.

NOTE 10 - SUBSEQUENT EVENTS

Sale of Stock
Subsequent to December 31, 2004, the Company issued 75,833 shares of common stock at $3 per share to a group of five investors.

Letters of Intent
During 2003, the Company had initial discussions with a public company regarding a possible reverse merger. Subject to the finalization of these negotiations, the public company will exchange with the shareholders of the Company newly issued shares of the public company’s common stock for all of the outstanding securities of the Company.

The Company will become a wholly-owned subsidiary of the public company. In connection with this transaction, the Company will convert its convertible notes payable into common stock at an exchange of 1.64 shares of common stock for each dollar of principal and interest outstanding. The holders of the notes will receive approximately 4,000,000 shares of common stock in the new company.

In addition, prior to the reverse merger, the Company will effect a 4-to-1 forward split of its common stock. At the closing, the public company will issue to the shareholders of the Company approximately 24,000,000 shares of common stock, which will represent 92% of the issued and outstanding capital stock of the public company. The shareholders of the public company will retain the remaining 8% of the Company, or approximately 2,000,000 shares.